Exhibit 99.1

Everbridge Announces Second Quarter 2019 Financial Results

Second Quarter Revenue Increased 35% Year-over-Year

Burlington, Mass – August 5, 2019 – Everbridge, Inc. (NASDAQ: EVBG), the global leader in critical event management and enterprise safety software applications to help keep people safe and businesses running, today announced its financial results for the second quarter ended June 30, 2019.

“We had a strong second quarter performance with revenue and profitability that exceeded the high-end of our guidance ranges,” said Jaime Ellertson, Executive Chairman of Everbridge. “These results were driven by continued demand for our Critical Event Management platform, expanding deal sizes, and increasing multi-product wins. Our recently announced NC4 acquisition strengthens our leadership position in this market and positions us to further capitalize on the multi-billion dollar opportunity we see ahead of us.”

Second Quarter 2019 Financial Highlights

•	Total revenue was $48.4 million, an increase of 35% compared to $35.8 million for the second quarter of 2018.

•	GAAP operating loss was $(11.6) million, compared to a GAAP operating loss of $(15.6) million for the second quarter of 2018.

•

Non-GAAP operating loss was $(2.0) million, compared to non-GAAP operating loss of $(3.7) million for the second quarter of 2018. Non-GAAP operating loss excludes stock-based compensation and amortization of intangible assets related to acquisitions.

•

GAAP net loss was $(12.1) million, compared to $(16.9) million for the second quarter of 2018. GAAP net loss per share was $(0.37), based on 33.0 million basic and diluted weighted average common shares outstanding, compared to $(0.59) for the second quarter of 2018, based on 28.8 million basic and diluted weighted average common shares outstanding.

•

Non-GAAP net loss was $(2.4) million, compared to $(5.1) million in the second quarter of 2018. Non-GAAP net loss per share was $(0.07), based on 33.0 million basic and diluted weighted average common shares outstanding, compared to $(0.18) for the second quarter of 2018, based on 28.8 million basic and diluted weighted average common shares outstanding. Non-GAAP net loss excludes stock-based compensation and amortization of intangible assets related to acquisitions.

•

Adjusted EBITDA was $0.4 million, compared to a loss of $(1.8) million in the second quarter of 2018. Adjusted EBITDA represents net loss before interest income and interest expense, income tax expense and benefit, depreciation and amortization expense and stock-based compensation expense.

•	Cash flow from operations was an outflow of $12.2 million compared to an outflow of $9.0 million for the second quarter of 2018.

•

Free cash flow was an outflow of $15.2 million compared to an outflow of $11.2 million for the second quarter of 2018. Free cash flow is cash flow from operations, less cash used for capital expenditures and additions to capitalized software development costs.

Recent Business Highlights

•	Ended the second quarter with 4,667 global enterprise customers, up from 4,158 at the end of the second quarter of 2018.

•

Appointed David Meredith as Chief Executive Officer and member of the Everbridge Board of Directors, effective July 15, 2019. Meredith brings over 25 years of executive leadership experience across leading multi-billion-dollar cloud managed services providers and software companies. He succeeded long-time CEO Jaime Ellertson who has transitioned to the role of Executive Chairman of the Everbridge Board.

•

Received prestigious ISO 27001 certification, the international standard outlining best practices for information security management systems. Compliance with this standard demonstrates Everbridge’s global commitment to a repeatable, continuously improving, risk-based security program.

•

Achieved Cloud Computing Compliance Controls Catalogue (C5) accreditation from the Federal Office for Information Security in Germany. Everbridge is the first and only U.S.-based emergency notification provider to achieve C5 attestation, a required assessment for working with the public sector in Germany.

•

Announced the acquisition of NC4, a leading global provider of threat intelligence solutions. The acquisition creates the industry’s only end-to-end critical event management and threat assessment platform to keep people safe and business operations running.

Business Outlook

Based on information available as of today, Everbridge is issuing guidance for the third quarter and full year 2019 as indicated below.

	Third Quarter 2019			Full Year 2019
Total Revenue	$51.3	to	$51.6	$198.4	to	$199.0
GAAP net income/(loss)	$(14.8)		$(14.5)	$(52.9)		$(51.9)
GAAP net income/(loss) per share	$(0.45)		$(0.44)	$(1.58)		$(1.55)
Non-GAAP net income/(loss)	$(2.1)		$(1.8)	$(8.4)		$(7.4)
Non-GAAP net income/(loss) per share	$(0.06)		$(0.05)	$(0.25)		$(0.22)
Basic and diluted weighted average shares outstanding	33.2		33.2	33.4		33.4
Adjusted EBITDA	$1.2		$1.5	$4.2		$5.2

(All figures in millions, except per share data)

Conference Call Information

What:	Everbridge Second Quarter 2019 Financial Results Conference Call

When:	Monday, August 5, 2019

Time:	4:30 p.m. ET

Live Call:	(866) 439-5043, domestic

(409) 220-9843, international

Replay:	(855) 859-2056, passcode 9275765, domestic

(404) 537-3406, passcode9275765, international

Webcast (live & replay):	https://edge.media-server.com/mmc/p/cb4tbqua

About Everbridge, Inc.

Everbridge, Inc. (NASDAQ: EVBG) is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to keep people safe and businesses running. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events including IT outages, cyber-attacks or other incidents such as product recalls or supply-chain interruptions, nearly 4,700 global customers rely on the company’s Critical Event Management Platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes through the secure delivery to over 100 different communication devices, and track progress on executing response plans. The company’s platform sent over 2.8 billion messages in 2018 and offers the ability to reach over 500 million people in more than 200 countries and territories, including the entire mobile populations on a country-wide scale in Australia, Sweden, the Netherlands, the Bahamas, Singapore, Greece, and a number of the largest states in India. The company’s critical communications and enterprise safety applications include Mass Notification, Incident Management, Safety Connection™, IT Alerting, Visual Command Center®, Public Warning, Crisis Management, Community Engagement™ and Secure Messaging. Everbridge serves 9 of the 10 largest U.S. cities, 8 of the 10 largest U.S.-based investment banks, 46 of the 50 busiest North American airports, 6 of the 10 largest global consulting firms, 6 of the 10 largest global automakers, all 4 of the largest global accounting firms, 9 of the 10 largest U.S.-based health care providers and 5 of the 10 largest U.S.-based health insurers. Everbridge is based in Boston and Los Angeles with additional offices in Lansing, San Francisco, Beijing, Bangalore, Kolkata, London, Munich, Oslo, Singapore, Stockholm and Tilburg. For more information, visit www.everbridge.com, read the company blog, and follow on Twitter and Facebook.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP operating expenses, non-GAAP operating income/(loss), non-GAAP net income/(loss), non-GAAP net income/(loss) per share, adjusted EBITDA, and free cash flow.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Everbridge’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and extend the markets in which we compete for customers, and our expected financial results for the third quarter of 2019 and the full fiscal year 2019. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to successfully integrate businesses and assets that we have acquired or may acquire in the future; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 1, 2019. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Contact:

Garo Toomajanian

ICR

ir@everbridge.com

818-230-9712

Media Contact:

Jeff Young

Everbridge

jeff.young@everbridge.com

781-859-4116

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owner

Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$235,130	$59,978
Restricted cash	94	90
Short-term investments	3,496	45,541
Accounts receivable, net	42,400	41,107
Prepaid expenses	8,358	4,890
Deferred costs	6,867	6,503
Other current assets	2,739	4,406

Total current assets	299,084	162,515
Property and equipment, net	6,034	4,650
Capitalized software development costs, net	13,850	12,893
Goodwill	51,466	48,382
Intangible assets, net	25,242	23,197
Deferred costs	10,692	10,265
Restricted cash	3,031	—
Other assets	15,180	278

Total assets	$424,579	$262,180

Current liabilities:
Accounts payable	$5,126	$2,719
Accrued payroll and employee related liabilities	14,244	17,108
Accrued expenses	4,892	5,565
Deferred revenue	95,046	92,738
Note payable	—	427
Other current liabilities	5,443	1,490

Total current liabilities	124,751	120,047
Long-term liabilities:
Deferred revenue, noncurrent	2,993	2,898
Convertible debt	96,521	94,097
Deferred tax liabilities	1,105	1,032
Other long term liabilities	13,669	1,948

Total liabilities	$239,039	$220,022

Stockholders’ equity:
Common stock	33	30
Additional paid-in capital	364,149	194,866
Accumulated deficit	(173,867)	(147,670)
Accumulated other comprehensive loss	(4,775)	(5,068)

Total stockholders’ equity	185,540	42,158

Total liabilities and stockholders’ equity	$424,579	$262,180

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenue	$48,405	$35,822	$91,224	$66,341
Cost of revenue	14,739	11,532	28,720	21,192

Gross profit	33,666	24,290	62,504	45,149
	69.55%	67.81%	68.52%	68.06%
Operating expenses:
Sales and marketing	22,015	19,179	42,086	34,955
Research and development	12,802	12,027	24,287	20,198
General and administrative	10,464	8,635	21,022	16,479

Total operating expenses	45,281	39,841	87,395	71,632

Operating loss	(11,615)	(15,551)	(24,891)	(26,483)
Other income (expense):
Interest and investment income	1,332	400	2,509	856
Interest expense	(1,654)	(1,572)	(3,289)	(3,144)
Other income (expense), net	12	(6)	(94)	(204)

Total other income (expense), net	(310)	(1,178)	(874)	(2,492)

Loss before income taxes	(11,925)	(16,729)	(25,765)	(28,975)
Income taxes, net	(138)	(189)	(432)	(285)

Net loss	$(12,063)	$(16,918)	$(26,197)	$(29,260)

Net loss per share attributable to common stockholders:
Basic	$(0.37)	$(0.59)	$(0.80)	$(1.02)
Diluted	$(0.37)	$(0.59)	$(0.80)	$(1.02)
Weighted-average common shares outstanding:
Basic	33,015,861	28,848,809	32,645,522	28,642,887
Diluted	33,015,861	28,848,809	32,645,522	28,642,887
Other comprehensive income (loss):
Foreign currency translation adjustment, net of tax	271	(2,384)	293	(2,651)

Total comprehensive loss	$(11,792)	$(19,302)	$(25,904)	$(31,911)

Stock-based compensation expense included in the above:
(in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Cost of revenue	$412	$940	$847	$1,565
Sales and marketing	2,547	3,532	4,915	5,967
Research and development	2,418	3,205	3,828	4,515
General and administrative	2,631	2,345	6,203	4,669

Total stock-based compensation	$8,008	$10,022	$15,793	$16,716

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net loss	$(12,063)	$(16,918)	$(26,197)	$(29,260)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,995	3,690	7,700	6,328
Amortization of deferred costs	2,009	1,280	3,607	2,513
Loss on disposal of assets	—	—	—	84
Deferred income taxes	42	67	83	101
Accretion of interest on convertible senior notes	1,223	1,140	2,424	2,274
Non-cash investment income	(56)	(69)	(245)	(228)
Provision for doubtful accounts and sales return reserve	241	216	389	24
Change in fair value of contingent consideration	—	(250)	—	(250)
Stock-based compensation	8,008	9,926	15,793	16,512
Increase (decrease) in operating assets and liabilities:
Accounts receivable, net	(6,930)	(3,968)	(1,387)	5,627
Prepaid expenses	772	(360)	(3,461)	(2,011)
Deferred costs	(2,171)	(1,975)	(4,398)	(4,198)
Other assets	(2,070)	1,013	83	(1,005)
Accounts payable	(443)	(609)	3,669	93
Accrued payroll and employee related liabilities	(4,069)	(4,097)	(2,864)	305
Accrued expenses	346	(818)	(719)	566
Deferred revenue	(1,244)	3,133	1,523	1,061
Other liabilities	234	(361)	511	12

Net cash used in operating activities	(12,176)	(8,960)	(3,489)	(1,452)
Cash flows from investing activities:
Capital expenditures	(1,102)	(161)	(3,875)	(414)
Proceeds from landlord reimbursement	1,143	—	1,143	—
Additions to capitalized software development costs	(1,931)	(2,039)	(3,949)	(4,038)
Payment for acquisition of business, net of acquired cash	(6,764)	(35,549)	(6,764)	(35,857)
Additions to intangible assets	—	(32)	—	(168)
Purchase of short-term investments	—	—	(1,975)	(30,932)
Maturities of short-term investments	19,515	45,145	44,265	70,645

Net cash provided by (used in) investing activities	10,861	7,364	28,845	(764)
Cash flows from financing activities:
RSUs withheld to settle employee tax withholding liability	(116)	(2,750)	(449)	(3,772)
Payment of contingent consideration	—	(431)	—	(431)
Payments on notes payable	(375)	—	(427)	—
Payments on finance lease obligations	—	—	(121)	—
Proceeds from public offering, net of costs	(5)	—	139,110	—
Payments of debt issuance costs	—	—	—	(84)
Proceeds from employee stock purchase plan	—	—	1,283	881
Proceeds from stock option exercises	4,741	4,369	13,487	5,835

Net cash provided by financing activities	4,245	1,188	152,883	2,429
Effect of exchange rates on cash, cash equivalents and restricted cash	(24)	(626)	(52)	(665)

Net increase (decrease) in cash, cash equivalents and restricted cash	2,906	(1,034)	178,187	(452)
Cash, cash equivalents and restricted cash, beginning of period	235,349	103,633	60,068	103,051

Cash, cash equivalents and restricted cash, end of period	$238,255	$102,599	$238,255	$102,599

Reconciliation of GAAP measures to non-GAAP measures

(in thousands, except share and per share data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Cost of revenue	$14,739	$11,532	$28,720	$21,192
Amortization of acquired intangibles	(357)	(381)	(690)	(633)
Stock-based compensation	(412)	(940)	(847)	(1,565)

Non-GAAP cost of revenue	13,970	10,211	27,183	18,994
Gross profit	33,666	24,290	62,504	45,149
Amortization of acquired intangibles	357	381	690	633
Stock-based compensation	412	940	847	1,565

Non-GAAP gross profit	34,435	25,611	64,041	47,347
Non-GAAP gross margin	71.14%	71.50%	70.20%	71.37%
Sales and marketing	22,015	19,179	42,086	34,955
Stock-based compensation	(2,547)	(3,532)	(4,915)	(5,967)

Non-GAAP sales and marketing	19,468	15,647	37,171	28,988
Research and development	12,802	12,027	24,287	20,198
Stock-based compensation	(2,418)	(3,205)	(3,828)	(4,515)

Non-GAAP research and development	10,384	8,822	20,459	15,683
General and administrative	10,464	8,635	21,022	16,479
Amortization of acquired intangibles	(1,255)	(1,426)	(2,552)	(1,997)
Stock-based compensation	(2,631)	(2,345)	(6,203)	(4,669)

Non-GAAP general and administrative	6,578	4,864	12,267	9,813
Total operating expenses	45,281	39,841	87,395	71,632
Amortization of acquired intangibles	(1,255)	(1,426)	(2,552)	(1,997)
Stock-based compensation	(7,596)	(9,082)	(14,946)	(15,151)

Non-GAAP operating expenses	$36,430	$29,333	$69,897	$54,484
Operating loss	$(11,615)	$(15,551)	$(24,891)	$(26,483)
Amortization of acquired intangibles	1,612	1,807	3,242	2,630
Stock-based compensation	8,008	10,022	15,793	16,716

Non-GAAP operating loss	$(1,995)	$(3,722)	$(5,856)	$(7,137)
Net loss	$(12,063)	$(16,918)	$(26,197)	$(29,260)
Amortization of acquired intangibles	1,612	1,807	3,242	2,630
Stock-based compensation	8,008	10,022	15,793	16,716

Non-GAAP net loss	$(2,443)	$(5,089)	$(7,162)	$(9,914)
Weighted average common shares outstanding, basic and diluted	33,015,861	28,848,809	32,645,522	28,642,887
Non-GAAP net loss per share	$(0.07)	$(0.18)	$(0.22)	$(0.35)
Net loss	$(12,063)	$(16,918)	$(26,197)	$(29,260)
Interest (income) expense, net	322	1,172	780	2,288
Income taxes, net	138	189	432	285
Depreciation and amortization	3,995	3,690	7,700	6,328

EBITDA	(7,608)	(11,867)	(17,285)	(20,359)
Stock-based compensation	8,008	10,022	15,793	16,716

Adjusted EBITDA	$400	$(1,845)	$(1,492)	$(3,643)
Net cash used in operating activities	$(12,176)	$(8,960)	$(3,489)	$(1,452)
Capital expenditures	(1,102)	(161)	(3,875)	(414)
Additions to capitalized software development costs	(1,931)	(2,039)	(3,949)	(4,038)

Free cash flow	$(15,209)	$(11,160)	$(11,313)	$(5,904)

(Continued) Reconciliation of GAAP measures to non-GAAP measures

(in millions, except share and per share data)

(unaudited)

Business outlook:

	Three months ended		Year ended
	September 30, 2019		December 31, 2019
	Low end	High end	Low end	High end
Net loss	$(14.8)	$(14.5)	$(52.9)	$(51.9)
Amortization of acquired intangibles	1.7	1.7	7.0	7.0
Stock-based compensation	11.0	11.0	37.5	37.5

Non-GAAP net loss	$(2.1)	$(1.8)	$(8.4)	$(7.4)
Weighted average common shares outstanding, basic and diluted	33,200,000	33,200,000	33,400,000	33,400,000
Net loss per share	$(0.45)	$(0.44)	$(1.58)	$(1.55)
Non-GAAP net loss per share	$(0.06)	$(0.05)	$(0.25)	$(0.22)
Net loss	$(14.8)	$(14.5)	$(52.9)	$(51.9)
Interest (income) expense, net	0.6	0.6	2.2	2.2
Income taxes, net	0.2	0.2	1.0	1.0
Depreciation and amortization	4.2	4.2	16.4	16.4

EBITDA	(9.8)	(9.5)	(33.3)	(32.3)
Stock-based compensation	11.0	11.0	37.5	37.5

Adjusted EBITDA	$1.2	$1.5	$4.2	$5.2